CERTIFICATE OF MERGER
                               OF
                      ZEBRAMART.COM, INC.
                      a Nevada corporation
                                   and
                    ROYAL ACQUISITIONS, INC.
                      a Nevada corporation



     The undersigned corporations, ZEBRAMART.COM, INC., a Nevada corporation ("ZMRT"), and ROYAL ACQUISITIONS, INC., a Nevada corporation ("RAI"), do hereby certify:

     1. ZMRT is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on July 22, 1999.

     2. RAI is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on November 22, 1999.

     3. ZMRT and RAI are parties to a Merger Agreement, as amended, pursuant to which RAI will be merged with and into ZMRT. Upon completion of the merger ZMRT will be the surviving corporation in the merger and RAI will be dissolved. Pursuant to the Merger Agreement the stockholders of RAI will receive stock in ZMRT.

     4. The Articles of Incorporation and Bylaws of ZMRT as existing prior to the effective date of the merger shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

     5. The complete executed Agreement and Plan of Merger dated as of March 1, 2000, which sets forth the plan of merger providing for the merger of RAI with and into ZMRT is on file at the corporate offices of ZMRT.

     6. A copy of the Merger Agreement will be furnished by ZMRT on request and without cost to any stockholder of any corporation which is a party to the merger.

     7. The plan of merger as set forth in the Agreement and Plan of Merger, has been approved by a majority of the Board of Directors of RAI at a meeting held February 29, 2000.

     8. RAI has 5,000,000 shares of common stock issued, outstanding and entitled to vote on the merger. At a meeting of the Shareholders of RAI held February 29, 2000 all 5,000,000 shares voted in favor of the merger.

     9. The plan of merger as set forth in the Agreement and Plan of Merger, was approved by a majority of the Board of Directors of ZMRT at a meeting held February 29, 2000.

     10. Stockholder approval of the Agreement and Plan of Merger by the Stockholders of ZMRT is not required pursuant to NRS 92A.130(1).

     11. The manner in which the exchange of issued shares of ZMRT shall be affected is set forth in the Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the undersigned have executed these Certificate of Merger this 1st day of March, 2000.


ZEBRAMART.COM, INC.                               ROYAL ACQUISITIONS, INC.
a Nevada corporation                                   a Nevada Corporation


By/s/ David Kenner                              By/s/ Anthony DeMint
    DAVID KENNER, President                       ANTHONY N. DeMINT, President


By/s/ Roger Haggerty                            By/s/ Anthony DeMint
    ROGER HAGGERTY, Secretary                     ANTHONY N. DeMINT, Secretary



STATE OF GA     )
                )  SS:
COUNTY OF Fulton)

     On 3/6/00 before me, a Notary Public, personally  appeared  DAVID
KENNER who is the President of ZEBRAMART.COM, INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/
                              ________________________________
                              Notary Public

STATE OF GA       )
                  )  SS:
COUNTY OF Fulton _)

     On 3/6/00 before me, a Notary Public, personally appeared ROGER HAGGERTY who is the Secretary of ZEBRAMART.COM, INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacities and that, by her signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                              ________________________________
                              Notary Public


STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On 3/6/00 before me, a Notary Public, personally appeared  ANTHONY
N. DeMINT who is the President and Secretary of ROYAL ACQUISITIONS, INC. and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Debra Amigone
                              ________________________________
                              Notary Public